Exhibit 99.1

Company Name: Wag Walking / CHW Acquisition Corp (CHWA)

Event: 34th Annual Roth Conference

<<Analyst, Roth Capital Partners, LLC>>

Okay. Looks like we’re live now. Garrett. Can you hear us okay?

<<Garrett Smallwood, Chief Executive Officer>>

I can. I can hear you. Great to connect. Happy Monday.

<<Analyst, Roth Capital Partners, LLC>>

I see you up on the screen.

<<Garrett Smallwood, Chief Executive Officer>>

Hopefully it looks good over there.

<<Analyst, Roth Capital Partners, LLC>>

Okay. There we go. I can see the side of my head too. Great. Perfect. All right. Without further ado, sorry guys. We’re getting started here. We have the Chief Executive Officer of Wag Labs here to present for us today. Garrett Smallwood. Garrett’s going to walk us through the basics of the company and the recent SPAC transaction on the CHW. And then we’ll probably leave a few minutes at the very end here to ask a couple of questions. So Garrett, without further ado, why don’t you take it away?

<<Garrett Smallwood, Chief Executive Officer>>

Thanks, Matt. We got lot to cover. So, we’ll be pretty quick here. I’m joined by Adam Storm, our President and Chief Product Officer; and Mark Grundman and Jonah Raskas who are SPAC sponsors from CHW Acquisition Corp. Excited to be here. Again, Wag, for those who don’t know is the number one on-demand pet platform in the U.S. It is, we think the single best platform for taking care of your pet. Majority of pet parents that operate on the Wag platform are mobile-first and they count on a Wag every day of the week to take care of their pet.

Before we jump in too much, I’ll let Mark and Jonah talk a little about the team, the SPAC and what’s next?

<<Jonah Raskas, Co-Founder and Co-Chief Executive Officer, CHW Acquisition Corporation>>

Yeah, no, really appreciate the opportunity to be in front of everyone here today at the conference. And we are obviously extremely excited about the business and opportunity. So a little bit about – background about CHW, and more importantly about Wag. So, we came out and we IPOed at early September, and our focus was on consumer and retail and businesses that were growing and growing quickly that had strong tailwinds and we thought it some real strong competitive advantages. We saw a lot of really strong businesses very, very quickly. But honestly, Wag roast the top, especially when you look at just the incredible tailwinds, the pet industry, the millions of pets that were adopted throughout COVID, and the really strong management team that we have here led by Garrett and Adam and team. And so it’s just really a excited and really pumped to be able to throw it back to you, Garrett and Adam to run through and walk through the team today at the Roth Conference, more about the business.

<<Garrett Smallwood, Chief Executive Officer, Wag Labs, Inc.>>

Awesome. Thanks, Jonah. Mark, let’s fly through this.

<<Garrett Smallwood, Chief Executive Officer, Wag Labs, Inc.>>

Cool. So Wag, we believe that being busy, shouldn’t stop you from owning or taking care of your pet. Go to the next slide for me. Thank you, Adam. Business started in 2015 for two reasons. One is there’s more than 90 million households in the U.S. that own a pet. Pet has defined as a cat or a dog. And as you know, if you’re a pet or dog – a pet or cat owner, you know that leaving your pet behind is extremely stressful when you’re at the office, when you’re traveling, when you’re stuck at the office late Wag exists to solve this problem of pet parent guilt.

When you think about Wag, I really want to think about for consolidating the pet industry onto the phone, and walking dog-walking specifically is our first step in the door. So there’s a few reasons why we lead with dog-walking. One is the vast majority of the pet parents on the platform are mobile-first. Two, is it really a home access company, more than 75% of the services delivered on Wag platform, occur while no one is home for the service. You’re actually out of your home or someone’s taking care of your pet. [Technical Difficulty] (0:03:10) customer uses Wag five times a month.

So you’ll see in the top right, we started with services in 2015. In 2021, we expanded to wellness and vet care. And the reason we’re pursuing a SPAC transaction is we really get excited about additional consolidation opportunities. You could think about things like pet food and treats even adoption. There’s just a huge opportunity across categories.

Cool. So, when you think about Wag, if you think about like a storefront, this is our storefront, about 67% of our business is our services business. That’s our on-demand and prescheduled dog walks that’s drop-in visits, that’s boarding and house sitting when you’re away for the weekend. And for the really rambunctious pet it’s one-on-one training, both digital and in-home. And on the right side, you’ll see about 33% of our business is wellness and health. It’s been our – one of our fastest growing lines of business, is our foray into pet insurance. We operate the largest pet insurance marketplace in the U.S. We also offer 24/7 telehealth.

Anchoring all of this is our Wag! Premium subscription. Think about it like DashPass for $9.99 a month, you get a 10% discount on services. The top rated caregivers, VIP customer service, and a bunch of other ancillary benefits, and more than 40% of our active pet parents are subscribed to Wag! Premium.

And I don’t think I have to tell you about the pet category, but it is large. It is resilient, and it doesn’t look like it’s slowing down about $110 billion of spend in 2021 growing on a 6.5% CAGR. So, we’re certainly very excited about the category. And if you look at Wag to Jonah and Mark’s point when people wearing hazmat suits in New York and stuck inside with required lockdowns, they didn’t really need a dog walker, believe it or not, dog walker was like the last thing you really wanted, you were worried about your groceries and your kids’ formula.

Over the last six to eight months, it’s really been pretty parabolic that return to normal. We actually just announced our Q4 on Friday. It was 268% year-on-year growth. We’re very excited about the tailwinds as people return to normal. And again, as a reminder, we have a significant product and platform reach across the U.S. in more than 4,600 cities, we felt more than a million pet parents, and this is really a return to normal tailwind business.

And so I think the most interesting thing during the pandemic was how many pet parents actually became pet parents? And it’s estimated that one in five households in the U.S. acquired a dog or cat since the pandemic started in the last 24 months. It’s pretty amazing. I actually have to update this stat because we realized that we’ve now crossed 90 million families are own pet in the U.S. So this huge pool of people have adopted a pet during the pandemic. It’s funny when we talk to them, what they’re telling us is they’re going to miss their pet more than anything else in their life, including their spouse. And so, as people return to normal, they’re going to need a solution as they return to normal, and Wag will be that solution.

And so what you’ll see with Wag, is it really return – really looks at like a return to work trend, like as people return to office even a few days a week, that’s when they need Wag. So when you really have to leave your pet for more than in four to six hours at a time. So Kastle is a key card company from a large key card companies in the U.S., they publish a back to work barometer. And what they’re seeing is about 75% of people expect to be back full time or three days a week by mid 2022. You’re seeing Biden just went on, I think last week or the week before calling for return to our downtowns, Apple, Google, Facebook are announcing returns this month. So it really is a large return to normal occurring. And that will be the trend that really drives the Wag tailwind.

And again, we’re not just a services business. We’re really excited. We operate a couple different subsidiaries underneath the Wag umbrella, two of the fastest growing ones, our businesses called petted and pet insure there are telehealth, wellness and pet insurance marketplace businesses, and those businesses during the pandemic grew tremendously. I think we end of the year at 19 or 20 x growth. So, I think what we expect those trends to continue again is people realize the importance of their patent of their everyday life.

I’ll pass it to Adam to talk about the Wag platform.

<<Adam Storm, President and Chief Product Officer, Wag Labs, Inc.>>

Thanks, Garrett. So, we’re going to go into a bunch of KPIs and a bunch of screenshots of the app. But just as a starting point to think about the marketplace, we’re presenting a set of KPIs that will help you understand where we exist relative to other marketplaces and within our own vertical.

So first and foremost is going to be the five time monthly frequency. The fact that were in your home interacting with your pet more than once a week is a really important foundation for building trust, building loyalty with our customer base. And then we basically think every other KPI is downstream of excellent experience quality. So on the net promoter score side, or on 67 NPS on the pet parent side, run 45 NPS on the pet caregiver side. So both the supply and the demand side of the marketplace are having a great experience.

And that’s, what leads, for example to our 70% organic user acquisition mix. So great experiences drive loyalty, great experiences drive word of mouth user acquisition. You can even see that on the supply – the negative supply side CAC with our business, which is fairly unusual for a marketplace. The supply side of our business is almost entirely viral. We call it the best gig in America. You’re walking a dog in a nice neighborhood in the middle of the day, caregivers actually pay at $29.95 on-boarding fee to join the platform or join the community, which results in a negative CAC, right?

And then a little bit more on the kind of the unit economics we have around a three to one LTV CAC is what we’re projecting in the go forward period. Our current LTV CAC is substantially higher than this. But given this big return to normal wave and these folks who haven’t been, who’ve been working for home for two years and are now establishing all these new habits who want to be really present in the marketplace and in media. So as these folks are figuring out how to take care of all these pets, they adopted, we are the name that comes top of mind.

And then finally as we talk about building a platform business, not just a dog-walking business, not just a dog sitting business, but this full service platform Wag! Premium is critical. So our subscription has about 40% penetration currently and growing.

So, let’s jump into the product. Wag is the mobile-first pet care company, right? It’s the easiest way to book a dog-walk or a drop in with a couple of clicks, review the caregiver’s profile from the folk you’ve been – person you’ve been matched with, and then follow along on the GPS map. And like we said there are 98% of the community is mobile. So this is really a mobile-first company.

And a little bit more about who are these users? And what were they doing prior? 90% of our customers had never used a dog walker before, and now they’re using Wag five times a month, right? So, we’re really, as part of this convenience economy, we’re really enabling everyone to have a private dog walker or private service provider in their pocket.

And then on that, we’re the market leader in on-demand care, right? You don’t know necessarily if you’re going to have to stay at work over lunch, or you want to go get drinks with a friend or colleague after work, and you can’t race homes to let the dog out, like you normally would. You can get matched with somebody excellent in your community in 15 minutes, and over 75% of the time, the pet parent is actually not at home while the service is being rendered. So, you don’t need to go home to facilitate the start or let the caregiver in. You just set that all up through the app and then through push notifications and in app experiences and a report card after every service you follow along from your mobile phone.

And like we said, great experiences drive all of the downstream KPIs, retention, frequency, what have you. And you can see that in our rebooking rate. So, we have a 90% rebooking rate, which is to say nine out of 10 pet parents who complete a service with us will go on to complete two or more services with us. And 20% of our services during the work week are what we call recurring or on recurring schedules, which is to say, my Tuesday walk with Lauren was so awesome. I’m going to have for walk the dog every Tuesday and Thursday at 1:00 PM. So, I don’t need to race home to let the dog out and I can live my life.

And now to talk a little bit more about the platform we’re building. So the attach rate defined as percentage of customers who will use two or more verticals from us is at 20% and growing. And the way you should think about this is Wag is really known for on-demand dog walking, you join for on-demand dog walking, and then you up sell to Wag! Premium because you get the discount, you get matched with the best caregivers on the platform, you get VIP customer support. What have you? And then when any of these other use cases arise, let’s say you’re traveling for work. You’re going to do sitting and boarding through us because all of those Wag! Premium benefits and value ads apply to every product in our ecosystem. So dog is pulling on the leash. You’re getting feedback on all your report cards. The dog is pulling on the leash. You do training through us.

Your dog ate something out of the trash, and you want to chat live with a vet, whether or not to be concerned, you chat live with a vet through us. It’s a Wag! Premium benefit. So a little bit more on Wag! Premium. So it says 40% twice here, let’s start bottom left. We have over 40% penetration of Wag! Premium in our active user base, top right KPI. And these customers are across selling at north of 40% for more recent cohorts that it looks like more like 45% or 50% are cross-selling to multiple product lines. They’re using the product seven to eight times a month. And their lifetime value is obviously very substantial around a $1000. So, Garrett, do you want to talk a little bit more about supply?

<<Garrett Smallwood, Chief Executive Officer>>

Yeah. Well, and then maybe we’ll pass it to Matt for some Q&A, Matt that works three hours, which time we wanted. But talking about the caregivers, I really do think, and we all think this is the best gig in America. So the way I think about it is would you rather be driving for Uber 45 hours a week? Would you rather be delivering Chinese food for DoorDash on Saturday night at 7:00 PM? Or would you rather be walking a Goldendoodle at 11 o’clock out of an apartment at solo? Like I know which one I want to do.

And so becoming a caregiver with Wag is delightful. You pay at a background check fee, you get through – you go through the most enhanced background check in the industry we think, you go through an extensive knowledge test. We then help you with 24/7 customer service. We help you build an online profile. We help you refer your friends and family to leave reviews and testimonials, and then you just pick up different services across the marketplace. And what you find is that caregivers really fall into two big buckets. One is college students who grow up with pets, love pets, and want to make some money between classes who are majority female, which is very rare for a gig economy.

And the second biggest group, believe it or not is retirees who want to get some steps in because they get to do a mile to three mile walk in their neighborhood over the course of 30 or 60 minutes. So it’s really this untapped kind of unlimited pool of supply, that makes this marketplace so unique and they love the gig. They love helping pets and they love helping pet parents.

<<Adam Storm, President and Chief Product Officer, Wag Labs, Inc.>>

So Garrett, in the interest of time, should we just go through a few of the financial slides to, for some…

<<Garrett Smallwood, Chief Executive Officer>>

Yeah, let’s just, will you want to just fly – just fly to the P&L Adam or whatever you thinks most relevant, and then we pass it over to Matt.

<<Adam Storm, President and Chief Product Officer, Wag Labs, Inc.>>

Yeah. Let’s just go through a couple of them here. Obviously we’re tight on time. So just some important stuff to help you understand where we exist at a marketplace. So our take rate is around 37% for our services business. If you look at how this compares to our biggest competitor, we have almost double their take rate. And this is really the special sauce of what we’ve built in this business and the logistics underpinning it.

So, let’s talk about Wag! Premium. This is a chart of Wag! Premium subscribers since launch. There are KPI that I think is the most important here is at the beginning of 2021, when COVID was really just starting to roll off, our Wag! Premium penetration was 25%. But as people slowly started, developing post-COVID habits, they’ve been more willing to subscribe to Wag! Premium and commit to using the product over the medium and long-term. And that’s brought us to our, over 40% MAU penetration today.

And then I think, this slide’s really important. This is cumulative net revenue per cohort may member based on when the user was acquired. So this is a classic cohort curve, basically looking at how users performed from 2017, 2018 and 2019 vintages against the 2020 and 2021 vintages. So, what you’re seeing is these customers from 2020 and 2021 with all of the product and platform improvements we’ve made over the last two years are generating 2x or 3x, the net revenue on a per customer basis at the same point in their life cycle as their peers. So this is really driven by the platform expansion we’ve oversee, the Wag! Premium subscription rollout and the build and buy combination of new products in our ecosystem.

So, let’s take forward to the P&L and just get a sense of kind of where we are and where we’re going. So, let’s focus specifically on the expansion of take rate and gross margin, right? So in 2019, we did 3.6 million services on this platform. We were, at scale, but because the take rate on those service or the take rate was only 24% and gross margin was only 65%. Those 3.6 million services only drove around $15 million gross profit. Flash forward to 2021. We’re going to do 1.2 million – 1.2 million services this past year, but because take rate on those services is 41% and gross margin is north of 87%. Those 1.2 million services, 65% fewer than 19 are going to drive $16.2 million growth profit. So 10% more gross profit.

So, you apply these fundamental, these much better business fundamentals to a return to work story 2.3 million services in 2022, 4.2 million services in 2023, in 2023 we’re only imagining that we’re around 15% larger than we were in 2019. But because again, because of those fundamentals take rate at 43% in 2023 gross margin at 90%, kind of where we already are in terms of take rate and gross margin, driving $64 million in gross profit. So substantially bigger business.

And the last thing to point out here would be in 2023 to compare the EBITDA line against the marketing line. And what you’ll see for this business is, as long as there’s, we’re really investing in growth, we’re a growth business. So, we’re going to be for the next, three to five years. And as long as the fundamentals of that growth are really strong, we’re going to be focusing on growth over profitability. But depending on the market appetite, of course, we’re going to adjust.

So with that, I know we’re tight on time. Do we want to move to Q&A?

<<Analyst, Roth Capital Partners, LLC>>

Sure, thanks guys. Appreciate the quick overview and acknowledging we’re pretty tight on time. We have like call it three minutes to get through maybe a question or two. So, what I noticed in the outlook, and you brought it together really nicely for us in terms of the services count and take rate and sort of what drives growth over the next couple of years. And it looks like, some pretty reasonable assumptions on services versus that high water mark of 2019, where you did 3.6 million.

Maybe you could talk about what went into the assumptions there, and then is that the biggest flex point in the forecast? Because it seems like take rates probably is kind of where it is based on the mix of services provided. But in terms of number of services provided, how do we accelerate that? What are the levers you have at hand? And maybe just speak to that and how it transpires in the next couple years? Thanks.

<<Garrett Smallwood, Chief Executive Officer>>

Yep. So first and foremost, you’re totally right on the take rate and gross margin side. We’re basically already at where we need to be to deliver – for the dollars to flow down the P&L like this, any improvement is just, outperformance. Let’s talk about the service assumptions though. In blue, you’re looking at the actual monthly services delivered on the platform, in green you’re looking at the forecast. So the important call out here is everybody is, every business in America saying, 2022 is the big return to work. We’re all going back. And at the end of this month, actually a lot of big companies are going back, but our modeling assumptions are really around, just slow and steady.

We don’t know if there’s going to be another variant. We don’t know how we’re going to react to, we really want to be kind of give ourselves opportunity to outperform. So it’s just posting slow and steady month over month growth. We’re not expecting to be back to our 2019 scale until the tail end of this year, October specifically. So it’s really just giving ourselves opportunity to outperform.

The final point I’ll make there is we had hundreds of thousands of customers who were using us pre-COVID, but a lot of them haven’t used us in two years. So even if all of our internal surveys say that these customers will come back and mass, we’re not modeling that. We’re modeling that there’s going to be a healthy percentage of customers who just aren’t going to come back. And if they do react to all of our reactivation work and all of our, programs to get them back on track, we could very substantially outperform this.

<<Analyst, Roth Capital Partners, LLC>>

Okay. Very helpful. And then just last one, while we have a minute here just to kind of wrap it up, maybe it’s a bigger question. So and as brief terms as you can answer, could you speak to the competitive landscape and sort of talk to how defensible you think the model is? There’s obviously, a couple large marketplaces for pet services, including yours. How do you think about sort of the value proposition for the walking services that you do and then building in healthcare? How does that differentiate you versus kind of some of the other marketplace models that are out there?

<<Adam Storm, President and Chief Product Officer, Wag Labs, Inc.>>

Yeah. I will share it quickly on it. I think it’s kind of like the food category, a lot of different food businesses. We think about ourselves as more akin to like a DoorDash. And I think our competitors are probably more like a Yelp. Everyone solves a different problem. I think we’re uniquely situated to solve the problem we solve, which is generally last minute or recurring pet care across a number of different verticals. And again, our, I think our biggest competitors really focused on dog boarding and kind of replacing the kennel or dog boarding facility, much more of a derivative of like an Airbnb. And that’s great, but for us, our customers really expect convenience kind of quick notifications. It’s generally almost entirely mobile. And I would also say the supply is very different.

So we spend a lot of time thinking about differentiating the supply and locking them into the platform and then making sure we have local network effects. So the more penetrated, apartment building is, or a neighborhood kind the better the flywheel works and you get better pricing, you get better utilization. It’s just kind of the whole marketplace is better. So, I think, we feel very confident in the kind of go forward of the business and our ability to kind of maintain, take rate.

<<Analyst, Roth Capital Partners, LLC>>

Okay, excellent. Well with that, we’re out of time. I want to thank Garrett and Adam for joining us today. Thank you, guys.

<<Garrett Smallwood, Chief Executive Officer>>

Thanks, Matt.

<<Adam Storm, President and Chief Product Officer, Wag Labs, Inc.>>

Thanks.